SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  February 9, 1999



                              Express Scripts, Inc.
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             (Exact Name of Registrant as specified in its Charter)


    Delaware                       0-20199                         43-1420563
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(State or other             (Commission File No.)           (I.R.S. Employer
jurisdiction of                                            Identification No.)
 incorporation)


14000 Riverport Drive, Maryland Heights, Missouri                   63043
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(Address of Principal Executive Offices)                          (Zip Code)

Registrant's telephone number, including area code:     (314) 770-1666
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          (Former name or former address, if changed since last report)

Item 5.  Other Events

     On February 9, 1999, Express Scripts, Inc. ("Express Scripts") entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with SmithKline Beecham Corporation and SmithKline Beecham InterCredit BV (collectively, "SB"), pursuant to which Express Scripts will acquire Diversified Pharmaceutical Services, Inc. and Diversified Pharmaceutical Services (Puerto Rico) Inc., which collectively comprise the pharmacy benefit management business operated by SB, for approximately $700 million in cash. A copy of the Stock Purchase Agreement is filed with this 8-K as Exhibit 2.1 hereto. Consummation of the transaction is subject to the conditions set forth in the Stock Purchase Agreement, including appropriate regulatory approvals.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (c) The following exhibits are filed as part of this report on Form 8-K:

     Exhibit 2.1 Stock Purchase Agreement among SmithKline Beecham Corporation, SmithKline Beecham InterCredit BV and Express Scripts, Inc., dated as of February 9, 1999, and related Exhibits and Schedules (all Exhibits and Schedules are omitted from this filing, but will be filed with the Commission supplementally upon request).

     Exhibit 99.1 Press  release,  dated  February 9, 1999, by Express  Scripts,
Inc.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     EXPRESS SCRIPTS, INC.



Date:    February 17, 1999            By: /s/ Barrett A. Toan
                                            Barrett A. Toan
                                          President and Chief Executive Officer

                                  EXHIBIT INDEX

EXHIBIT NO.     DESCRIPTION

2.1 Stock Purchase Agreement among SmithKline Beecham Corporation, SmithKline Beecham InterCredit BV and Express Scripts, Inc., dated as of February 9, 1999, and related Exhibits and Schedules (all Exhibits and Schedules are omitted from this filing, but will be filed with the Commission supplementally upon request).

99.1           Press release, dated February 9, 1999, by Express Scripts, Inc.